    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2001
                                                       REGISTRATION NO.333-46544


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   -----------

                       PATHFINDER BUSINESS RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)


        NEW YORK                           7390                  11-3521230
        --------                           ----                  ----------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                       PATHFINDER BUSINESS RESOURCES, INC.
                               33 ELEVENTH AVENUE
                          HUNTINGTON STATION, NY 11746

                    (Address of principal place of business)

                         NICHOLAS J. SECCAFICO, JR., CHIEF EXECUTIVE OFFICER
                       PATHFINDER BUSINESS RESOURCES, INC.
                               33 ELEVENTH AVENUE
                          HUNTINGTON STATION, NY 11746

                                 (631) 421-8494
                               FAX (631) 423-2220


  (Name, address, and telephone number of principal executive offices and agent for service)


                                   COPIES TO:


         Steven Morse, Esq.                         Joseph L. Pittera, Esq.
         Lester Morse P.C.                          2214 Torrance Boulevard
         111 Great Neck Road                        Suite 101
         Great Neck, New York 11021                 Torrance, California 90501
         (516) 487-1446                             (310) 328-3588
         (516) 487-1452 (Fax)                       (310) 328-3063 (Fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT: From time to time after the effective date of this Registration Statement, as determined by the Registrant. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



                                                                       PROPOSED         PROPOSED
                                                                       MAXIMUM          MAXIMUM
                                                                       OFFERING         AGGREGATE
 TITLE OF SECURITIES TO BE                   AMOUNT TO BE             PRICE           OFFERING               AMOUNT OF
       REGISTERED                             REGISTERED             PER SHARE(1)      PRICE(1)          REGISTRATION FEE
       ----------                             ----------             ------------      --------        --------------------
Common Stock, par value $.001 per share            300,000               $2.50          $   750,000              $ 198.00(4)

Common Stock, par value
  $.001 per share (2)                              624,000                2.50            1,560,000                411.84(4)

Common Stock, par value
  $.001 per share(2)                               156,200                2.50              390,000                 97.50(5)

Underwriter's Common Stock Warrants,
  each to purchase one share of Common
  Stock                                             30,000                .005                  100                    (3)

Common Stock underlying
  Underwriter's Warrants                            30,000                3.75              112,500                 29.39(6)
                                                                                                                 --------
        Total Registration Fee                                                                                   $ 736.73(7)
                                                                                                                 ========

-------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock, par value $.001 per share, which are to be sold by Selling Security Holders.
(3)  None pursuant to Rule 457(g).
(4) Calculated by multiplying the proposed maximum aggregate offering price by $.000264.
(5) Calculated by multiplying the proposed maximum aggregate offering price by $.000250.
(6) $90,000 of the fee calculated at $.000264 and $22,500 calculated at $.000250.
(7)  Previously paid $667.20, $69.53 paid with this filing.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED JANUARY 12, 2001


                       PATHFINDER BUSINESS RESOURCES, INC.
                                  COMMON STOCK


         This is an initial public offering of up to 300,000 shares of common stock of Pathfinder Business Resources, Inc. on a "best efforts" basis. If a minimum number of 100,000 shares is not sold, all monies will be promptly returned to investors without interest or deduction therefrom. The offering period will expire on March 15, 2001 and it may be extended by us until May 15, 2001. Arrangements have been made to place the funds of the offering in escrow.

         Before the offering, there has been no public market for the common stock. Should a public market develop, the offering price of $2.50 per share may not reflect the market price of the shares after the offering. We plan to seek to list the common stock on the OTC Electronic Bulletin Board through Alexander Securities, Inc., a market maker unrelated to the underwriter.

         THE PURCHASE OF OUR COMMON STOCK INVOLVES THE PURCHASE OF SPECULATIVE SECURITIES AND A HIGH DEGREE OF RISK. BEFORE YOU DECIDE TO INVEST IN OUR COMMON STOCK, CAREFULLY READ THE PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 6.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUATELY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



===================================================================================================================
                                                                                               Proceeds to
                                      Price to                    Underwriting             Pathfinder Business
                                       Public                     Commissions                    Resources
-------------------------------------------------------------------------------------------------------------------
   Per Share                                       $2.50                          $.25                 $2.25
-------------------------------------------------------------------------------------------------------------------
   Minimum                                      $250,000                       $25,000            $  225,000
-------------------------------------------------------------------------------------------------------------------
   Maximum                                      $750,000                       $75,000            $  675,000
===================================================================================================================

         Under this prospectus, the nine selling security holders named herein are offering to sell up to 780,000 shares of our common stock issuable upon conversion of series A preferred stock owned by them. Their plan of distribution is described under "Selling Security Holders." We are paying all expenses of this offering.


                        CREATIVE CAPITAL MANAGEMENT CORP.


                        PROSPECTUS DATED JANUARY __, 2001

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Prospectus Summary .....................................................
Summary Financial Data .................................................
Risk Factors ...........................................................
Forward Looking Statement ..............................................
Use of Proceeds ........................................................
Dividend Policy ........................................................
Dilution ...............................................................
Capitalization .........................................................
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations........................................................
Business................................................................
Management..............................................................
Principal Stockholders..................................................
Certain Transactions....................................................
Description of Securities...............................................
Shares Eligible for Future Sale.........................................
Plan of Distribution....................................................
Selling Security Holders................................................
Legal Matters...........................................................
Experts.................................................................
Financial Statements....................................................

                               PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus before you decide to invest.

                          PATHFINDER BUSINESS RESOURCES


Overview
--------

         Pathfinder Business Resources, Inc., formerly named 800Pet.Com, Inc., is a New York development stage holding corporation. Through our ownership of a wholly-owned operating subsidiary, Pathfinder International Group, Inc., we make available business and management consulting services to small and medium-sized companies primarily through the services of our chief executive officer and the use of a limited number of retired business executives not employed by us. These executives are obtained by us through an independent company which has a database of approximately 10,000 persons, any of whom could be made available to provide to us the types of services needed on a project by project basis.Most projects are anticipated to require the services of between three and five consultants. Pursuant to oral arrangement, we pay the independent database company for providing the services of the consultants. From our inception through October 31, 2000, we have completed four projects realizing revenues of $179,106 and used the services of eight different independent consultants who are paid directly by the database company.

         We are currently engaged in targeting and soliciting potential business opportunities through the use of direct mailings and client referrals. Although we currently have no backlog or pending new projects as of December 31, 2000, we have had discussions with several anticipated new clients with respect to potential business opportunities. We have no active consultants except when projects are ongoing. The purpose of this offering is to raise additional monies to finance our operations and to become a reporting company under the Exchange Act of 1934. Management believes that through proper public relations and sales promotional efforts, we will be able to expand our client base and potential revenues. Since our development stage, revenues have been limited and are sporadic, we can provide no assurances that these marketing efforts will be successful. Our executive offices are located at 33 Eleventh Avenue, Huntington Station, New York 11746 and our phone number is (631) 421-8494.

Corporate History of Pathfinder
-------------------------------

         Pathfinder International Group, our operating subsidiary, was incorporated as a New York corporation on April 29, 1993 and it was an inactive corporation prior to December 1, 1999. Pathfinder Business Resources, Inc. was formed as a New York corporation under the name 800 Pet.com, Inc. on December 1, 1999. Between December 1999 and March 2000, we raised $780,000 in gross proceeds from the sale of 780,000 shares of series A preferred stock to nine investors to develop a website under 800 Pet.com and to sell pet supplies over the Internet. Subsequent to the completion of this financing, our executive officers determined that the competition in this area of business was too extensive for us to successfully compete with our limited available working capital and we discontinued these business efforts. Effective July 28, 2000, we acquired Pathfinder International Group, Inc. from Mr. Nicholas J. Seccafico, Jr., one of our founders, as a capital contribution by him and changed our name to Pathfinder Business Resources, Inc.


                                  THE OFFERING

Securities offered
by Pathfinder Business Resources            300,000 shares (maximum)
                                            100,000 shares (minimum)

Offering price                              $2.50 per share

Escrow agent                                Continental Stock Transfer & Trust Company

Series A preferred stock
outstanding before offering                 780,000 shares

Series A preferred stock
outstanding after offering                  -0- shares

Common stock outstanding
prior to the offering                       5,150,000 shares

Common stock to be
outstanding after the
offering                                    There will be between 5,874,000
                                            shares (minimum) and 6,230,000
                                            shares (maximum) after the offering
                                            depending upon the number of shares
                                            sold in the offering and the number
                                            of shares issued upon the conversion
                                            of the series A preferred stock.

Conversion rights of Series A
Preferred Stock                             At any time prior to the
                                            closing of the minimum, each share
                                            of series A preferred stock is
                                            convertible, at the option of the
                                            holder, into 1.0 share of common
                                            stock. Upon the completion of the
                                            minimum offering, each outstanding
                                            share of series A preferred stock
                                            automatically converts into 0.8
                                            share of common stock.

Risk factors                                You should read the "Risk Factors"
                                            section beginning on page 6, as
                                            well as the other cautionary
                                            statements throughout the entire
                                            prospectus, so that you understand
                                            the risks associated with an
                                            investment in our stock.

                             SUMMARY FINANCIAL DATA

         The summary financial data is derived from the historical audited consolidated financial statements of Pathfinder Business Resources, Inc. This summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as our historical consolidated financial statements and the related notes thereto, included elsewhere in the prospectus.


                                                      FOR THE PERIOD
                                                 DECEMBER 1, 1999 (INCEPTION)
                                                        TO OCTOBER 31, 2000
                                                 ----------------------------

STATEMENT OF OPERATIONAL DATA:
   Revenues                                              $ 179,106
   Net (Loss)                                             (219,230)
   Basic Net (Loss) per common share                          (.04)
   Weighted average number of shares                     5,150,000
       outstanding during the period


                                                     OCTOBER 31, 2000
                                                     ----------------

BALANCE SHEET DATA:
Total Assets                                              $378,130
Working Capital                                            377,380
 Total Liabilities                                             750
 Stockholders' Equity                                      377,380

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

We have limited working capital and may encounter future liquidity problems.


         We have limited working capital of $377,380 at October 31, 2000. We expect the proceeds of this offering if the minimum number of shares is sold, will provide us with minimal additional working capital of $66,500 and additional working capital of $491,500 if all shares are sold in this offering. Our operations may encounter capital resource and liquidity problems in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


We are a development stage company, which makes it difficult to evaluate our business and future prospects.


         We were formed as a New York corporation on December 1, 1999 and we are currently a development stage enterprise. We investigated the feasibility of selling a limited number of select pet products over an Internet website developed by us and determined that the competition in this area of business was too extensive for us to successfully compete with our limited available working capital and we discontinued these business efforts. Effective July 28, 2000, we acquired Pathfinder International Group from our founder, Nicholas J. Seccafico, Jr., as a capital contribution by him. Prior to July 28, 2000, we did not conduct any other material activities since our inception. Our subsidiary, Pathfinder International Group, was an inactive corporation between its inception in 1993 through November 30, 2000 and has a limited history of development stage operations since December 1, 1999. Our combined operations will face various risks, expenses and difficulties associated with early stage companies. You should carefully consider the risks, expenses and difficulties that we may encounter as an early stage company with an unproven business model that operates in highly competitive markets such as ours. We may not be able to successfully address any or all of these risks. Failure to adequately do so could cause our business to suffer. In light of the developing nature of our business and our marketing plans, we may incur substantial operating expenses without generating significant revenue or any profit from operations for the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

We have minimal consolidated revenues from prior operations and no assurances of future profitable operations

         During the period December 1, 1999 through October 31, 2000, we had consolidated revenues from operations of $179,106 and a net loss of $219,230.

We can provide no assurances that our operations will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We may not be able to recruit and retain new management personnel to replace Nicholas J. Seccafico, our chief executive officer, should the need arise.

         We believe that our ability to successfully operate our existing operations, implement business plans and to operate profitably depends on the continued employment and experience of Nicholas J. Seccafico, Jr., our chief executive officer, and his contacts with a consortium of retired business executives who serve as consultants to us. If he becomes unable or unwilling to continue in his present position, our business and financial results could be materially adversely effected. We will attempt to obtain a $1 million key man life insurance policy on the life of Mr. Seccafico. We can provide no assurances that such insurance would adequately compensate us for the loss of his services or that we would be able to recruit and retain new management personnel should the need arise.See "Management."

We may not be able to obtain as consultants experienced retired executives needed for our consulting services. Our current arrangements with an independent company could be terminated at any time by either party.

         Our primary business is the delivery of professional services and is highly labor intensive. Our future success depends on our ability to obtain highly skilled professionals as consultants for our business. When a team of professionals is needed for a new project, our chief executive officer, Mr. Seccafico, contracts an independent company to hire a team of consultants who have the industry background for the specific project. We pay the database company to both provide the number of required skilled professionals on a job-by-job basis and to directly pay the consultants through the database company. No written agreements have been entered into with the database company and these arrangements are subject to change or cancellation by either party at any time without prior notice to the other. Any such change or cancellation of these arrangements could result in us not being able to obtain the experienced consultants needed for our operations. See "Business."

If we are unable to compete effectively with our competitors, most of whom have been in existence longer than us, have a more established market presence and have substantially greater resources than us, we will not be able to increase revenues or generate profits.

         We operate in a highly competitive market and compete with a variety of organizations that offer services similar to those we offer. The market includes intense competition from the following types of participants:

         - specialized consulting firms;
         - general management consulting firms;
         - "Big 5" accounting and consulting firms;
         - website development and design firms;
         - specialized e-business consulting firms; and
         - systems consulting and implementation firms.


         Increased competition could diminish our ability to be profitable. Many of our competitors are larger, better established and have greater financial, marketing and other resources than us, which will inhibit our ability to increase revenues and generate profits. See "Business."


We may need additional capital and may not be able to obtain it.


         We believe that the proceeds from this offering if the minimum is sold together with our current cash balances and anticipated cash to be generated from operations will be sufficient to meet our expected operating and capital requirements for about one year. However, we may need to raise additional funds in order to support further expansion, meet competitive pressures, and respond to anticipated requirements. We cannot assure you that additional financing will be available if needed on terms favorable to us. See "Use of Proceeds."

Mr. Seccafico will have voting control of Pathfinder given his equity ownership and be able to unilaterally approve the election of directors and corporate transactions.

         Following the offering, Nicholas J. Seccafico, Jr., an executive officer, director and founder of Pathfinder, will own at least 66% of our outstanding common stock. As a result thereof, Mr. Seccafico will have voting control of Pathfinder given his equity ownership and will be in a position to unilaterally approve the election of directors and corporate transactions. See "Principal Stockholders."

Our common stock has never been publicly traded, so we cannot predict the extent to which a trading market will develop for our common stock.

         There has not been a public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become. We plan to list the common stock for trading on the OTC Electronic Bulletin Board through J. Alexander Securities, Inc., a firm unrelated to our underwriter who does not plan to make a market in our common stock. We can provide no assurance that such listing will be obtained.

The possible sale of shares of common stock by our nine selling security holders could have a significant adverse effect on the market price, if any, of our common stock.

         A maximum number of 780,000 shares of our common stock is issuable upon conversion of our series A preferred stock. These shares of common stock have been registered for sale on behalf of nine selling security holders with a range of between 62,400 and 78,000 shares first becoming saleable during the 150 days after the date of this prospectus and the remaining balance of between 561,000 and 702,000 shares first becoming saleable at any time thereafter so long as there is a current prospectus. In the event a public market for our common stock does develop, of which there can be no assurances, the possible sale of shares of common stock by our selling security holders could have a significant adverse effect on the market price of our common stock. See "Selling Security Holders."

Our public offering price, which was arbitrarily determined, is not based upon any established criteria of value and is not indicative of the price at which it may trade in the future.

         Our initial public offering price for our shares of common stock was arbitrarily determined through negotiations between the underwriter and us. Our initial public offering price is not necessarily related to our assets, book value or other established criterion of value and is not indicative of the price at which it may trade in the future. See "Plan of Distribution.

One of our two directors is also an executive officer and majority shareholder, which may lead to conflicts of interest with respect to decisions made by our board of directors.

         Our board of directors consists of two directors. One of the directors also serves as an executive officer. The absence of at least two outside or disinterested directors and committees composed of such disinterested directors, could result in less objectivity and an increased risk for conflicts of interest with respect to decisions made by our board of directors.See "Management."

The consideration to be paid by the public for our common stock is substantially higher than the consideration recently paid by our existing shareholders for their common stock.

         The investors in this offering will pay $2.50 per share for shares of our common stock which is substantially higher than the average price of approximately $.14 per share previously paid by current common and preferred stockholders. See "Dilution."

You will experience immediate and substantial dilution.

         The initial public offering price of $2.50 per share is expected to be substantially higher than our net tangible book value of each outstanding share of our common stock. Purchasers of our common stock in this offering will suffer immediate and substantial dilution. The dilution will be approximately $2.42 per share, or 97% if the minimum number of shares is sold, in the net tangible book value of the common stock from the initial offering price. The dilution will be approximately $2.36 per share, or 94% if the maximum number of shares is sold, in the net tangible book value of the common stock from the initial offering price. See "Dilution."

"Penny Stock" regulations might in the future adversely affect the purchasers' resale of common stock.


         The SEC has adopted "penny stock" regulations which apply to certain securities with a market price of under $5.00. These regulations could adversely impact the ability of the purchasers in the offering to resell the shares of common stock purchased if the market price of common stock is below $5.00. See "Description of Securities" for a discussion of some of these rules.


A substantial portion of the aggregate gross proceeds of our offering will be used to pay various expenses and underwriter's fees relating to the offering.

         The gross proceeds to be received from the sale of our shares will range from between $250,000 (minimum) and $750,000 (maximum) with the exact amount dependent upon the number of shares sold in the offering. We will pay various expenses and underwriter's fees relating to the offering ranging from $183,500 (minimum) which represents approximately 73% of the gross proceeds of the offering to $258,500 (maximum) which represents approximately 34% of the gross proceeds of the offering. See "Use of Proceeds."

If the minimum is not sold during the offering period, investors will be repaid without interest or deduction therefrom.

         Our offering period, which will commence on the date of this prospectus, may extend until the close of business on May 15, 2001. During the offering period, as extended, investors will not have the opportunity to request a refund of their funds, unless state law dictates otherwise. Further, if the minimum is not sold during the offering period, investors will be repaid without interest or deduction therefrom. See "Plan of Distribution."

Our management will maintain broad discretion with respect to the use of the offering proceeds.

         The net proceeds of our offering have been primarily allocated to sales and marketing, payment of series A preferred stock dividends and working capital. In the event that our plans and assumptions change or prove to be inaccurate or if the proceeds of the offering otherwise prove to be insufficient to implement our business plan, we may find it necessary or desirable to reallocate a portion of the proceeds within the categories described in "Use of Proceeds," use proceeds for other purposes, seek additional financing or curtail our operations. Accordingly, management will maintain broad discretion with respect to the use of the net offering proceeds. See "Use of Proceeds."

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in the prior section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.


                                 USE OF PROCEEDS


         The anticipated net proceeds to be received by us from the sale of the shares offered herein, after payment of estimated offering expenses, will be approximately $66,500 if the minimum number of shares is sold and $491,500 if the maximum number of shares is sold. The following table sets forth our intended use of the net proceeds.


                                             Minimum     Percentage      Maximum     Percentage
                                             -------     ----------      -------     ----------
Sales and marketing, including,
without limitation, advertising,
direct mail, brochures,
telemarketing and facsimile
transmissions                                 $50,000       75%          $220,500        45%

Hire additional business
manager, sales and office
personnel                                         -0-      ----           136,000        28

Reimbursement ofselling
expenses, transportation,
travel and entertainment                        5,000        8             35,000         7

Payment of series A
preferred stock dividends                         -0-      ----            50,000        10

Working capital, including
without limitation, leasing
of office space, legal,
accounting and other
expenses of a public company
and public relations                           11,500       17             50,000        10
                                               ------      ----          --------       ----

         TOTAL                               $ 66,500      100%          $491,500       100%
                                             ========      ====          ========       ====

         Based on currently proposed plans and assumptions relating to the implementation of its business plans, we believe that the proceeds from the sale of at least the minimum offering together with our working capital of $377,380 as of October 31, 2000, will be sufficient to satisfy our contemplated cash requirements for at least 12 months following the consummation of such offering. In the event that our plans and assumptions change or prove to be inaccurate or if the proceeds of the offering otherwise prove to be insufficient to implement our business plan, we may find it necessary or desirable to reallocate a portion of the proceeds within the above described categories, use proceeds for other purposes, seek additional financing or curtail our operations. There can be no assurance that any additional financing will be available to us on acceptable terms, or at all. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.


RECENT FINANCING


         In the first quarter of calendar 2000, we sold 780,000 shares of series A preferred stock to nine investors at a purchase price of $1.00 per share. The preferred stock is convertible into a maximum of 780,000 shares of common stock before the consummation of the minimum offering. However, each outstanding share of series A preferred stock on the closing date ofthe minimum offering will automatically convert into 0.8 share of common stock, for a total of 624,000 shares of common stock. All of the foregoing shares of common stock have been registered for the sale in this prospectus on behalf of certain selling security holders named herein under "Selling Security Holders."

                                DIVIDEND POLICY

         Upon the completion of this offering, we will pay out of current working capital if the minimum number of shares is sold or out of the proceeds of this offering if the maximum number of shares is sold, accrued and unpaid dividends on our series A preferred stock which will be converted into common stock no later than the closing of the minimum offering. Other than the foregoing one time dividend payment on our series A preferred stock, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently intend to retain any earnings to finance the development and expansion of our business. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements which restricts our ability to pay cash dividends.


                                    DILUTION


         Our net tangible book value per share as of October 31, 2000 was approximately $.07 per share of common stock after giving effect to the assumed conversation of the series A preferred stock into 624,000 shares of Common Stock. Net tangible book value per share is determined by dividing our tangible net worth (tangible assets less all liabilities) by the total number of outstanding shares of common stock. After giving effect to the sale by us of 100,000 shares (minimum), our adjusted net tangible book value per share as of October 31, 2000 would have been approximately $.08. This represents an immediate increase in the adjusted net tangible book value per share of $.01 to existing common stockholders and an immediate dilution (the difference between the $2.50 price to the public per share of common stock and the adjusted net tangible book value per share of common stock after the offering) in the adjusted tangible book value of $2.42 per share of common stock (representing a dilution percentage of approximately 97%) to new investorsAfter giving effect to the sale by us of 300,000 Shares (maximum), our adjusted net tangible book value per share as of October 31, 2000 would have been approximately $.14. This represents an immediate increase in the adjusted net tangible book value per share of $.07 to existing common stockholders and an immediate dilution (the difference between the $2.50 price to the public per share of common stock and the adjusted net tangible book value per share of common stock after the offering) in the adjusted tangible book value of $2.36 per share of common stock (representing a dilution percentage of approximately 94%) to new investors. The following table illustrates this per share of common stock dilution:


                                                                 Minimum                            Maximum
                                                                 -------                            -------
The initial price of a share of common
stock paid by new investors                                              $2.50                            $2.50

Adjusted net tangible book value per share
of common stock before the Offering                           $.07                             $.07

Increase in adjusted net tangible book
value per share of common stock
attributable to new investors                                  .01                              .07

Adjusted net tangible book value per
share of common stock after the offering                                   .08                            $ .14
Dilution in adjusted net tangible book
value per share of common stock to
new investors                                                            $2.42                            $2.36

         The table above does not take into account the possible conversion of series A preferred stock prior to the closing of the minimum offering into a maximum of 780,000 shares of common stock, an increase of 156,000 shares over the automatic conversion described above. In the event that all shares of series A preferred stock are converted into 780,000 shares of common stock between the date of this prospectus and the day preceding the closing of the minimum offering, the following table illustrates this per share of common stock dilution.


                                                                 Minimum                           Maximum
                                                                 -------                           -------
The initial price of a share of common
stock paid by new investors                                                $2.50                          $2.50

Adjusted net tangible book value per share
of common stock before the Offering                            $.06                             $.06

Increase in adjusted net tangible book
value per share of common stock
attributable to new investors                                   .01                             -.08
                                                                ---                              ---

Adjusted net tangible book value per
share of common stock after the offering                                     .07                           .14
                                                                                                           ---

Dilution in adjusted net tangible book
value per share of common stock to
new investors                                                              $2.43                         $2.36
                                                                           =====                         =====


         The following tables summarize, as of the completion of the offering, the differences between existing common stockholders and new investors with respect to the number of shares of common stock purchased from us and the total and average cash consideration paid per share. (Cash consideration includes cash and cost basis of property contributed to us by a principal stockholder, Nicholas J. Seccafico, Jr.) Table I assumes that the series A preferred stock is converted into common stock on the closing of the minimum offering and Table II assumes that the series A preferred stock is converted into common stock between the date of this prospectus and the day preceding the closing date of the minimum offering.


                                                  TABLE I (Minimum)
                                                  -----------------

                                         Approx.-                               Approximate          Average
                                         mate                                   Percentage            Price
                        Shares           Percentage of      Total Cash          of Total              Per
                        Purchased        Total Shares     Consideration $       Consideration %       Share $
                        ---------        ------------     ---------------       ---------------       -------
Public
Stockholders              100,000              2                $250,000              24              $2.50

Present
Stockholders            5,774,000             98                 792,650              76                .14
                        ---------            ---                --------             ---

Total                   5,874,000            100               1,042,650             100
                        =========            ===               =========             ===



                                                  TABLE II (Maximum)
                                                  ------------------

                                           Approx.-
                                           mate                                 Approximate          Average
                                           Percentage                           Percentage            Price
                        Shares             of Total        Total Cash           of Total              Per
                        Purchased          Shares         Consideration $       Consideration %       Share $
                        ---------         -------         ---------------       ---------------      --------
Public
Stockholders              300,000            5                 $ 500,000             39          $2.50

Present
Stockholders            5,930,000           95                   792,650              61           .13
                        ---------          ---                 ---------             ---

Total                   6,230,000          100                 1,292,650             100
                        =========          ===                 =========             ===

                                 CAPITALIZATION


         The following table sets forth, as of October 31, 2000, (i) our actual capitalization and (ii) our pro forma capitalization, including the issuance of 100,000 shares of common stock in the offering plus 624,000 shares issued through the automatic conversion of series A preferred stock (minimum) and 300,000 shares of common stock in the offering plus 780,000 shares issued through the possible optional conversion of series A preferred stock into common stock prior to the closing of the minimum offering (maximum).

         The table below should be read in conjunction with our financial statements and notes thereto. The table does not reflect options which may be granted under our Stock Option Plan and underwriter's warrants to purchase up to 30,000 shares of common stock.


                                                       OCTOBER 31, 2000
                                            --------------------------------------
                                                          PRO
                                                          FORMA          PRO FORMA
                                            ACTUAL        MINIMUM         MAXIMUM
                                            ------        -------         -------
Stockholders' Equity:

  Preferred Stock, $.001 par value,
    1,000,000 shares authorized,
    780,000 shares of Series A
     Preferred Stock outstanding and
     zero shares issued and
     outstanding pro forma
     minimum and maximum                      780            -0-              -0-

  Common Stock, $.001 par value
     20,000,000 shares authorized,
     5,150,000 shares issued,
     5,874,000 shares issued and
     outstanding pro forma minimum
     and 6,230,000 shares
     issued and outstanding pro form
     maximum                                5,150          5,874           6,230

  Additional Paid-in capital              590,680        657,236       1,081,880


  Retained Earnings (deficit)            (219,230)      (219,230)       (219,230)
                                         --------       --------       ---------
          Total Stockholders' Equity     $377,380       $443,880       $ 868,880
                                         ========       ========       =========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         This discussion should be read in conjunction with the information in our consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

RESULTS OF OPERATIONS

         We were incorporated on December 1, 1999. Our subsidiary, Pathfinder International Group was incorporated in April 1993. It was inactive for the period from April 1993 through November 30, 1999.


         In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In our opinion, our activities from our inception through October 31, 2000 fall within the referenced guidelines. Accordingly, we have reported our activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.


         Between December, 1999 and March, 2000, we completed a private placement of our shares of series A preferred stock and then developed a website and investigated the feasibility of selling a limited number of select pet products over our Internet website. Thereafter, our management determined that it was not feasible to pursue this line of business due to the limited capital available to us and intense competition.

         Effective July 28, 2000, our Chief Executive Officer contributed to our capital his 100% capital interest in Pathfinder International Group, a development stage company which provides business development and management consulting services to small and medium sized corporations.

         Pathfinder International Group was incorporated in 1993 but it did not commence any development stage activities until after November 30, 1999. Thereafter, we completed four consulting projects which resulted in consolidated revenues of $179,106 for the period December 1, 1999 through October 31, 2000. For the period December 1, 1999 through October 31, 2000, we incurred expenses of $397,652 and realized a consolidated net loss of $(219,230). Comparative information for prior periods is not supplied herein because our development stage operations, including those of our subsidiary, did not commence until on or after December 1, 2000. Future revenues from operations may be sporadic and inconsistent from one reporting quarter or fiscal year to another.

LIQUIDITY AND CAPITAL RESOURCES

         Shortly after our inception December, 1999, we sold an aggregate of 5,150,000 shares of our common stock at a purchase price of $5,150 to our officers and directors and received a capital contribution of an additional $7,500. Between December, 1999 and March, 2000, we completed a private placement of our shares of series A preferred stock and received net proceeds of $580,660.

         At October 31, 2000, we have working capital of $377,380. We believe that since our business is not a capital intensive business and our fixed overhead is relatively low, our existing limited working capital combined with the relatively small amount of additional proceeds that will be received at the completion of the minimum offering, together with cash derived from operations will provide us sufficient cash resources and liquidity for our operations for a period of an estimated 12 to 15 months, following this offering.

         For the period December 1, 1999 through October 31, 2000, net cash was used in operating activities for our development stage operations. This included a net loss of $(219,230). During this time period, net cash of $596,610 was provided by financing activities through the issuance and sale of common stock and preferred stock.

PLAN OF OPERATIONS


         After the completion of this offering, we intend to lease approximately 500 square feet of office space at either our existing facility in Huntington Station, New York or at a nearby location on Long Island. We do not anticipate any material purchases of property and equipment. In the event that the maximum number of shares is sold, we anticipate hiring a business manager and up to three additional sales and office personnel. We will continue to outsource all of our professional consultants required for our consulting services. The amount of money paid by us to an independent company for professional consultants depends upon the anticipated hours of the consultants, the duration of the project and the level of expertise of the consultants. Between an estimated 52% and 83% of the net proceeds received from this offering will be utilized for sales and marketing and related activities to develop new business opportunities for us. We will also pay from our existing working capital or the maximum net proceeds of this offering, a one time cash dividend payment of approximately $50,000 on our outstanding series A preferred stock which will convert into common stock no later than the completion of the minimum offering.

                                    BUSINESS

OVERVIEW

         We are engaged in the providing of business development and management consulting services to small to medium-sized businesses primarily through the services of our chief executive officer and the use of a limited number of retired business executives not employed by us. We assist prospective clients in analyzing their businesses in the areas of:

         -        mergers and acquisitions;
         -        divestitures and reorganizations;
         -        general financial transactions;
         -        capital source location;
         -        capital structure formation;
         -        due diligence studies; and
         - guidance and assistance in available alternatives to maximize shareholder value.

         Our primary focus is to help our client's business succeed. As an additional marketing tool for our clients, we also offer website design and development services. It is our intent to assist business owners in growing and realizing the value of their companies and capitalizing on it. Each client is typically assigned a team of between three and five consulting professionals headed by a project manager who is responsible for the delivery and quality of our services.

         Reference is made to "Prospectus Summary" for a brief description of the development of our business. Our development stage revenues have been limited and are sporadic. We are currently engaged in targeting and soliciting potential business opportunities through the use of direct mailings and client referrals. Although we currently have no backlog or pending new projects as of December 31, 2000, we have had discussions with several anticipated new clients with respect to potential business opportunities. The purpose of this offering is to raise additional monies to finance our operations and to become a reporting company under the Exchange Act of 1934. Management believes that through proper public relations and sales promotional efforts, we will be able to expand our client base and potential revenues. We can provide no assurances that these efforts will be successful.

CONSULTING SERVICES

         In order to evaluate our client's specific needs, we have developed a business development process pursuant to which our chief executive officer conducts an in-depth analysis of the client's business in order to formulate a strategic plan for each specific client. We begin the business development process with an opening conference with the principals of the company. The purpose of this meeting is to learn the history and evolution of the client, obtain the principal's impressions of the areas with which they are concerned and identify short-term and long-term goals of the principals and the client's business.

         Following this conference, we then proceed to evaluate the client's business utilizing the services of retired executives, many of whom have distinguished records of accomplishment in their various fields, who are hired and are paid for by an independent databank company retained by us pursuant to oral arrangements. We bring in industry - specialized consultants to deliver solutions tailored to the specific industries in which our clients operate. We believe that this approach maximizes the quality of the services we provide to our clients as we understand the specific needs of each of our clients and implement more tailored solutions. Utilizing our team of industry-specific experts, we will observe the operations of every department. We examine the organization and structure of the client, the duties and responsibilities of the personnel, the decision making process and the process for measuring accountability of personnel. We study the client's sales and marketing approach and strategy, market planning and sales process. We interview sales representatives and other sales personnel. We identify profit and cash flow problems. Additional areas examined include financial control, management information, credit and collections, cash management and cash flow, bookkeeping and accounting practices. We will bring in outside accountants, attorneys and other professionals if we believe the study warrants such representation on our analysis team.

         At the conclusion of the study, we will present our findings and recommend actions in the form of a strategic plan. We specify steps we believe should be taken to improve the client's business and we describe how our recommendations may be implemented.

         We work with our clients to help implement our strategic plans designed to strengthen our clients business and increase its profits. The business development process endeavors to provide the concise, predictive analysis that assists the client to make the next move.

         We work with the client not only to identify areas of concern in the business, but to design and implement management plans and strategies structured to strengthen the client's business, increase its profits and help it grow.

         We provide our clients with a full range of services required to help them achieve the strategies and goals recommended in our strategic plan. Our services include:

         - Company turn-around- the ability to develop and implement proven and marketable solutions that improve profits;

         - Company reorganization - analyze, develop and implement the organizational structure best suited to the client's goals;

         - Acquisitions, mergers and divestitures - we help in evaluating, negotiating and structuring the acquisition of a client, the merger with another or the divestiture of no-longer needed assets;

         - Budgeting - assistance in the preparation and implementation of income and expense budgets designed to control a client's business activities and profits, establish specific operating standards and set clearly defined income and performance goals and expense limits;

         -        Review collection and billing procedures;

         - Strategic planning - development of and guidance in implementing medium to long-term goals designed to maximize the return of the client's investment;

         - Marketing strategies - design and implementation of marketing and sales strategies that address the client's needs and objectives;

         - Management training and development - management training in the areas of decision-making, team building, communications and employee performance; and

         - Data processing strategies - the evaluation of budget controls, as well as the monitoring and installation of financial software packages needed to control business operations on a day-to-day basis.

         Working directly with a client by providing the above services, we attempt to uncover business problems, develop solutions and work with the client to teach its management to implement our recommendations.

         We believe this integrated approach differs from that of many other consulting firms which do not provide comprehensive solutions but instead focus on only a few of the required components of a successful consulting engagement. The personal needs and financial goals of our clients form the basis for the business development process.

Fee Structure of Clients
------------------------


         We set our fees based on an estimate of time involvement of our executive officer(s) and outside consultants, the duration of the contract and the level of expertise of the consultant. Generally, we encourage the client to agree to pay on a flat fee basis rather than on an hourly basis. In addition to cash compensation, we may, in the future, seek to obtain client's stock as part of our fee. In the event that we receive stock and such stock would subject us to the Investment Company Act of 1940, then we would anticipate divesting ourselves of such stock as we do not wish to become subject to the 1940 Act. In no event do we anticipate receiving an interest of 10% or more of our client's stock.

Outsourcing of Consultants
--------------------------

         Our consultants are obtained by us through an independent company that has a data base of approximately 10,000 persons, any of whom can be made available to provide the types of services needed on a project-to-project basis. We have no written contract with the independent company and the arrangement can be terminated at any tine by either party. The amount of money paid by us for outsourcing the professional consultants depends upon the anticipated hours of the consultant, the duration of the project and the level of expertise of the consultants. Management believes that the aforementioned arrangement helps keep our fixed overhead relatively low.

PROPOSED WEBSITE DEVELOPMENT SERVICES

         As an adjunct to our consulting services, we intend to introduce website design and development services for those clients who seek to capitalize on the opportunities presented by the Internet. The services would be entirely outsourced and performed by independent consultants. The Internet's broad acceptance has prompted the creation of new business models and the revision of traditional business models, creating new opportunities for revenue generation and cost efficiencies. Businesses can use the Internet to enhance or provide key elements such as sales, marketing, product distribution, customer interaction, finance and accounting. For those clients interested in, or whose business our business development process indicates would merit from an e-commerce solution, we anticipate providing web design and web content services. These clients could retain us to design, improve and implement the processes used to facilitate the establishment of an e-commerce website for their business. With our intended website design and development services, we also will provide search engine placement and meta tag creation and insertion. To date, we have not realized any revenues as a result of our proposed website development services.

MARKETS AND MARKETING

         The market for our business and consulting services is primarily small to medium sized companies. Because of the diverse backgrounds and experience of our consulting professionals, we are not limited to any particular industry or genre. We have recently represented clients in the e-commerce, automotive parts and pet supplies industries.


         Our Internet development and design services will be offered to our business consulting clients as an added service for their marketing needs. As these services become more developed, we may market them independent of our consulting services.


         We market our consulting services utilizing prospect databases which provide us with names of small to medium sized companies that may be interested or which we believe could utilize our services based on their financial information provided in the database. We proactively establish contact with these targeted prospects to identify potential opportunities and work to establish awareness and preference for our services. In addition, we identify opportunities through direct mail, advertising and client referrals.

COMPETITION

         We operate in a highly competitive market and compete with a variety of organizations that offer services similar to those we offer. The market includes the following types of participants:

         - specialized consulting firms;
         - general management consulting firms;
         - "Big 5" accounting and consulting firms;
         - website development and design firms;
         - specialized e-business consulting firms; and
         - systems consulting and implementation firms.


         We believe that we offer a hands-on consulting service with experience and expertise that many other consulting firms lack. However, many of our competitors have significantly greater financial, technical and marketing resources and experience, generate greater revenues and have greater name recognition than we do. Our client market is primarily small to medium-sized companies. There are an increasing number of professional service firms seeking consulting engagements with these companies. We believe that our principal competitive factors include:


         -        hands-on approach;
         -        broad based expertise;
         -        availability of appropriate resources; and
         -        focus on achieving results.

         Our ability to compete also depends in part on factors beyond our control, including the ability of our competitors to hire and retain skilled professionals, the price at which others offer comparable services and our competitors' responsiveness. There is a risk that increased competition will adversely affect our future financial results.




GOVERNMENTAL REGULATION


         We believe that our services are not subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. To date, the Federal Trade Commission has not sought to regulate the providing of Internet related services, such as web design and development. Whether the Federal Trade Commission will, in the future, assert regulatory authority over the Internet and the level of such regulation, if asserted, are pending issues currently being considered by regulators and law makers at many levels of government. We cannot predict whether regulations may be imposed in the future, what form such regulations may take or whether any such regulation will adversely affect our business, financial condition or results of operations.

         Depending upon the compensation arrangements we make with our consulting clients, we may become subject to the regulations underlying the Investment Company Act of 1940 and may have to dispose of securities as compensation for our services to avoid having to register as an investment company.


EMPLOYEES


         As of December 1, 2000, we had three employees employed on a full-time basis, including one executive officer, one secretary and one administrative assistant. We outsource all of our professional consultants required for our consulting services as well as other professional entities, such as accountants and attorneys, which we may utilize in connection with our consulting services. Our employees have no union and we believe that our relationship with our employees is good.


FACILITIES


         We maintain approximately 200 square feet of office space at 33 Eleventh Avenue, Huntington Station, New York 11746 pursuant to a temporary rent-free month-to-month arrangement with our Chief Executive Officer. Upon completion of this offering, we intend to either pay rent based upon the fair value of the space and services utilized by us as determined by our independent member(s) of the board of directors or seek to lease approximately 500 square feet of office space in or around the area where we are currently located to utilize as our offices.

LEGAL PROCEEDINGS

         We are not a party to any legal proceeding.

ADDITIONAL  INFORMATION

         At your request, we will provide you, without charge, a copy of any exhibits to our registration statement. If you want more information, write or call us at:


                              Pathfinder Business Resources, Inc.
                              33 Eleventh Avenue
                              Huntington Station, NY 11746
                              (631) 423-8494
                              (631) 423-2220/fax

         Our fiscal year ends on October 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, on the date of this prospectus, we became a reporting company under Section 15(d) of the Securities Exchange Act of 1934 and will be required to file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. You can receive copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

         The names, ages and principal occupations of our present officers, directors and employment histories are as follows:


    NAME                                  AGE             POSITION
    ----                                  ---             --------

Nicholas J. Seccafico, Jr.                61              President, Chief
                                                          Executive Officer,
                                                          Treasurer, Director
                                                          and Founder

Alan Ghidaleson                           49              Executive Vice
                                                          President, Secretary
                                                          and Founder

Otto Weber                                75              Director



         The term of office for each of our directors is one year until their respective successors are elected and shall qualify. Executive officers serve at the pleasure of the Board of Directors.

         Nicholas J. Seccafico, Jr. has been an officer and a director of Pathfinder Business Resources, Inc. since our inception on December 1, 1999. Mr. Seccafico has been an officer and director of Pathfinder International Group, Inc. since its inception on April 29, 1993. Recently, Mr. Seccafico transferred his ownership of Pathfinder International Group to us as a wholly-owned subsidiary effective July 28, 2000. Mr. Seccafico served as President and Chief Executive Officer of Kiwi Holdings International from January 1995 to November 1998. Kiwi Holdings was a publicly traded holding company which owned a minority interest in a domestic airline and a 100% interest in an NASD registered broker dealer. Mr. Seccafico joined Kiwi Holdings after founding CPC Group Corp. in 1982 where he held a number of senior executive positions. CPC Group is an office supply business selling to federal, state and local governments. Mr. Seccafico is a member of the Board of Trustees of Dowling College and he was recently their honoree at its Fourteenth Annual Invitational Golf & Tennis Tournament.

         Alan Ghidaleson has been an officer of Pathfinder Business Resources, Inc. since our inception on December 1, 1999. He served as a director of our company from December 1999 through July 2000. Mr. Ghidaleson is currently the sole owner of four locations of Feasts for Beasts, specializing in pet food, supplies, grooming and dog obedience. In 1978, Mr. Ghidaleson opened his first Feasts for Beasts business in Mt. Sinai, New York. In 1978, he opened his second Feasts for Beasts in St. James, New York, his third location opened in 1984 in Selden, New York, his fourth location opened in 1988 in Shoreham, New York, his fifth location opened in 1990 in Nesconset, New York and his sixth location opened in 1995 in Farmingville, New York. Between 1994 and 1996, he owned and operated Club Canine in Middle Island, New

York, which was a 2-1/2 acre boarding hotel for cats and dogs. Mr. Ghidaleson will devote to us such amount of time as is necessary for the performance of his duties.

         Otto Weber has been a director of Pathfinder Business Resources, Inc. since July 2000. From 1958 to the present time, Mr. Weber has been a regional sales manager in the New York metropolitan area for Sport Obermeyer Ltd., Aspen, Colorado, a distributor of ski fashions and equipment. From 1972 to the present time, he has also been in charge of national sales for Borvig Corp., Pine Island, New York. Mr. Weber is responsible for United States sales and marketing as well as installation of ski lift equipment, such as ski lifts, chair lifts, gondolas and cable cars. Mr. Weber has a diploma of the Banking Association of Switzerland after three years of banking apprenticeship and a diploma of the Schweiz Kaufmaennische Verein (Business Trade School of Switzerland). Mr. Weber was born in Lucerne, Switzerland and is a United States citizen. Mr. Weber intends to devote a minimal amount of his time to our affairs.

         At such time that we have two outside directors after the completion of the offering, of which no assurances can be given in this regard, the board of directors will establish a compensation committee and an audit committee, each consisting of at least a majority of outside directors. If established, the audit committee will among other things, make recommendations to the board of directors regarding our independent auditors, approve the scope of the annual audit activities of the independent auditors and review audit results and have general responsibility for all auditing related matters. If established, the compensation committee will review and recommend to the board of directors the compensation structure for our officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation.

EXECUTIVE COMPENSATION
----------------------


         We were incorporated on December 1, 1999 and completed a private placement of series A preferred Stock during the first quarter of calendar 2000. In January 2000, our Chief Executive Officer named herein commenced receiving a monthly salary of $6,000 and reimbursed expenses on an accountable basis. Such salary will not change for the first one year after the completion of the minimum offering, except that Mr. Seccafico will be entitled to bonuses as determined by the Board of Directors. Thereafter, Mr. Seccafico's salary and other compensation will also be determined by the Board of Directors. No other cash or other compensation has been paid to our Chief Executive Officer by us except that 5,000,000 shares were issued to h im as a founder in December 1999 in exchange for $5,000 and he made an additional capital contribution of $7,500.


         The following table sets forth the total compensation paid by us and our 100% owned subsidiary to the named Chief Executive Officer for the 12 months ended July 31, 2000, 1999 and 1998. During the aforesaid periods, we did not have any executive officers earning $100,000 or more in salaries and bonuses.


---------------------------------------------------------------------------------------------



                                                         Annual Compensation
---------------------------- ----------- ----------------- ---------------- -----------------
            (a)                 (b)            (c)               (d)              (e)
                                                                                 Other
           Name                                                                  Annual
            and                                                                 Compen-
         Principal                                                               sation
         Position               Year       Salary ($)(1)       Bonus ($)           ($)
---------------------------------------------------------------------------------------------
Nicholas J.                  2000             81,000             -0-              -0-
Seccafico, Jr.,              ----------- ----------------- ---------------- -----------------
Chief Executive              1999             59,411             -0-              -0-
Officer                      ----------- ----------------- ---------------- -----------------
                             1998              -0-               -0-              -0-
---------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------===
                                           Long Term Compensation

                              ---------------------------------- ---------------
                                           Awards                   Payouts
----------------------------  ------------------ --------------- ---------------
            (a)                      (f)              (g)             (h)             (i)
                                                                                      All
           Name                  Restricted          Number                          Other
            and                     Stock              of             LTIP           Compen-
         Principal                Award(s)         Options /        Payouts          sation
         Position                     ($)            Warrants          ($)            ($)
--------------------------------------------------------------------------------------------===
Nicholas J.                          -0- (2)          -0-             -0-             -0-
Seccafico, Jr.,               ------------------ --------------- --------------- --------------
Chief Executive                      -0-              -0-             -0-             -0-
Officer                       ------------------ --------------- --------------- --------------
                                     -0-              -0-             -0-             -0-
--------------------------------------------------------------------------------------------===


---------------


         (1) Since the inception of Pathfinder International Group, Inc., Mr. Seccafico has received from our subsidiary total compensation of $98,411, which sum of money is included in the table above.

         (2) Does not include 5,000,000 shares of our common stock issued to Mr. Seccafico in December 1999 as founder stock in exchange for $5,000. The 5,000,000 shares were issued to Mr. Seccafico immediately after our incorporation at a time when we had no assets or business operations. Accordingly, Management believes that the payment of an amount equal to our par value per share represented the fair market value of the common stock at the time of grant.

STOCK OPTION PLAN
-----------------

         We have a 1999 Stock Option Plan covering 400,000 shares of common stock (the "plan"). These shares are subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments for employees, including officers and directors and consultants of us and our subsidiary. The plan provides that options to be granted under the plan will be designated as incentive stock options or non-incentive stock options by the board of directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

         The plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of common stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of common stock). Pursuant to the provisions of the plan, the aggregate fair market value (determined on the date of grant) of the shares of the common stock for which incentive stock options are first exercisable under the terms of the plan by an option holder during any one calendar year cannot exceed $100,000.

         Currently, the plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.

         Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The plan provides that no new options may be granted by our board of directors after ten years from the establishment of the plan by the board of directors. As of the date of this prospectus, no options were issued and outstanding under the plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Our certificate of incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the Business Corporation Law of the State of New York. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director or not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws. In addition, our Certificate of Incorporation provides that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by New York law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DIRECTORS COMPENSATION

         We intend to pay our directors who are not also employees of us $300 for each meeting attended and will reimburse such directors for travel and other expenses incurred by them in connection with attending board of directors meetings. All of our directors are eligible to receive the grant of options to purchase shares of our common stock pursuant to the plan.

ANTI-TAKEOVER MEASURES


         The certificate of incorporation allows us to issue preferred stock without stockholder approval. The issuance of shares of preferred stock under certain circumstances could make it more difficult for a third party to acquire control of us even if such change in control would be beneficial to stockholders.


                             PRINCIPAL STOCKHOLDERS


         The following table sets forth as of the date of this prospectus certain information with respect to the record and beneficial ownership of common stock by each person or entity known by us to be the beneficial owner of 5% or more of our shares, each officer and director of us and all our officers and directors as a group. Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Exchange Act. All addresses for the officers and directors are c/o Pathfinder Business Resources, Inc., 33 Eleventh Avenue, Huntington Station, NY 11746. The percentages are calculated based upon 5,150,000 shares of common stock outstanding before the offering and 5,874,000 shares minimum, 6,230,000 shares maximum outstanding after the offering. For the purpose of determining the percentage of ownership in this table for the minimum offering, we assume that the series A preferred stock is converted into common stock at the closing date of the minimum offering.

For purposes of determining the percentage of ownership in this table for the maximum offering, we assume that the series A preferred stock is converted into 780,000 shares of common stock prior to the completion of the minimum offering.


                                                       Percentage Beneficial Ownership
                                   Shares of Common
                                   Stock
                                   Beneficially                      After               After
Name and Address                   Owned Before         Before       Offering            Offering
-----------------                  Offering            Offering      Minimum             Maximum
                                   ------------------- ------------- ------------------- ------------

    Nicholas J. Seccafico, Jr.         4,125,000            80.1            70.2            66.2

    Drew Seccafico and

    Elke Seccafico                       200,000             3.9             3.4             3.2

    Drew Seccafico as Trustee
    for Cole Seccafico                   200,000            3..9             3.4             3.2

    Todd Seccafico and
    Julie Seccafico                      200,000             3.9             3.4             3.2

    Todd Seccafico as Trustee
     for Tyler Seccafico                 200,000             3.9             3.4             3.2

    Alan Ghidaleson                      150,000             2.9             2.6             2.4

   Otto Weber                                -0-             -0-             -0-             -0-

   All three officers and
      directors as a group             4,275,000            82.5            72.8            68.6

         Nicholas J. Seccafico will control at least 66% of our common stock after the offering and he will have the power to elect a majority of the directors, appoint management and approve actions requiring the approval of a majority of stockholders.

                              CERTAIN TRANSACTIONS

       (i) Immediately after our incorporation in December 1999, we sold 5,000,000 shares of common stock to Nicholas J. Seccafico, Jr. and 150,000 shares to Alan Ghidaleson at a price of $.001 per share. Subsequently, Mr. Seccafico gifted 850,000 shares to his children and trusts established for the benefit of his grandchildren and he gifted 25,000 shares to one of his associates. Mr. Seccafico also contributed to capital an additional $7,500. Mr. Seccafico did not receive any additional shares in exchange for such contribution. Management believes that our shares of common stock were sold at a price of at least the then fair market value per share of our common stock, after due consideration being given to our lack of business and assets at the time of sale.

         (ii) Between December 1999 and March 2000, we sold 780,000 shares of series A preferred stock at a purchase price of $1.00 per share to the following persons: Moshe and Cheryl Lifshitz (360,000 shares), Jeffrey Barnes (30,000 shares), Lennart Dahlgren (90,000 shares), Joseph Acosta (10,000 shares), Samuel & Stella Skura JTWROS (40,000 shares), Clarin Howe (70,000 shares), John Hodel (110,000 shares), Trung Vo (20,000 shares) and Pavlik Investments LLC (50,000 shares). Upon the consummation of the offering, each outstanding share of series A preferred stock will automatically convert into 0.8 of a share of our common stock with all amounts rounded up to the nearest whole number. A total of 624,000 shares of our common stock will be issued to the aforementioned persons. However, prior to the completion of the minimum offering, holders of series A preferred stock may, at their option, convert each preferred share into 1.0 share of common stock for a total of 780,000 shares of common stock.

         (iii) On July 28, 2000, Mr. Seccafico contributed his 100% ownership interest in Pathfinder International Group to us as a capital contribution and he did not receive any additional shares for such contribution. On July 28, 2000, Pathfinder International Group had no assets or liabilities and the acquisition of the entity cost was $-0-. Management believes that the fair market value of Pathfinder International Group on July 28, 2000 was negligible.

         (iv) We maintain approximately 200 square feet of office space at 33 Eleventh Avenue, Huntington Station, New York 11746 pursuant to a temporary rent-free month-to-month arrangement with our Chief Executive Officer. Management believes that the fair market value of the current space and services utilized is approximately $300 per month. The financial statements, which accompany this prospectus for the period December 1, 1999 through October 31, 2000, reflect Mr. Seccafico's capital contribution of the fair value of rental services of $3,300. Upon completion of this offering, we intend to either pay rent based upon the fair value of the space and services then utilized by us as determined by our independent member(s) of the board of directors or seek to lease approximately 500 square feet of office space in or around the area where we are currently located to utilize as our offices.

                            DESCRIPTION OF SECURITIES

COMMON STOCK
------------

         We have 20,000,000 shares of authorized common stock, $.001 par value. Immediately prior to the offering, 5,150,000 shares of common stock were issued and outstanding and we have seven common stockholders of record.


         Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have non-cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of our common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of the offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK
---------------


         The certificate of incorporation provides our board of directors with the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock, $.001 par value, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in control of us. We have no present plans to issue any shares of preferred stock, except for our outstanding 780,000 shares of series A preferred stock. Before the offering, the holders of the series A preferred stock currently have the rights, preferences and privileges set forth below. On or before the completion of the minimum offering, all outstanding shares of series A preferred stock will convert into shares of our common stock:


         Dividends. Each share of series A preferred stock is entitled to cumulative annual dividends of $.06 (i.e. 6% of the liquidation preference) payable on the last business day of April of each year commencing April 2001 with a record date to be fixed annually by our Board of Directors. The first dividend payment shall be pro rated for the period from the date of issuance until December 31, 2000. Unpaid dividends will accumulate and be payable before payment of dividends on the common stock.


         Conversion Features. Between the date of the issuance of each shares of series A preferred stock and the day preceding the closing date of the minimum number of shares offered hereby, the holders of each share of series A preferred stock have the option to convert each share of series A preferred stock into 1.0 share of our common stock. Thereafter, upon the completion of the minimum number of shares offered hereby, each then outstanding share of series A preferred stock shall automatically convert into 0.8 of a share of common stock. No fractional shares shall be issued upon conversion of the series A preferred stock and all amounts will be rounded to the nearest whole share. At the time of conversion, accrued and unpaid dividends must be paid within ten business days of the conversion date.


         Redemption Rights. Commencing January 1, 2001, the series A preferred stock is redeemable at $1.25 per share plus accrued and unpaid dividends, subject to the holder's right to convert the series A preferred stock into common stock at any time up to the close of business on the day preceding the redemption date.

         Voting Rights. Preferred shares are not entitled to vote, except as otherwise provided by the New York Corporation Law.

         Preference on Liquidation. Each share of series A preferred stock will be entitled to a preference on liquidation equal to $1.00 per share plus accrued and unpaid dividends.

         Non-Transferable. The shares of series A preferred stock are subject to restrictions on transferability and resale and may not be transferred or sold except in compliance with applicable federal and state securities laws. In the event that we complete the offering, the investors' shares of common stock issuable upon conversion of the series A preferred stock have been registered for sale as described herein under "Selling Security Holders," subject to the limitation that each selling security holder may only sell an amount equal to up to 10% of his common stock ownership during the first 150 days after the date of this prospectus and the remaining shares may be sold at any time thereafter so long as there is a current prospectus.

         The conversion ratio, redemption rights and liquidation preference are subject to adjustment by the Board of Directors due to stock splits, stock dividends, combinations, recapitalizations and the like.

UNDERWRITER'S WARRANTS
----------------------


         In connection with the offering, we have agreed to sell to the underwriter, for a purchase price of $.001 per warrant, the underwriter's warrants, which entitle the holders to purchase one share of our common stock for each ten shares sold in the offering at an exercise price of $3.75 per share. The underwriter's warrants are exercisable for a period of five years from the date of this prospectus.


TRANSFER AGENT AND REGISTRAR
----------------------------

         The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, NY 10004.

"PENNY STOCK" REGULATIONS
-------------------------

         The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. The aforementioned regulations apply to the sale of shares of our common stock at $2.50 per share in this offering since our common stock will be deemed a penny stock. If a market for our common stock does develop after the offering and our shares trade below $5.00 per share after the offering, it will continue to be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell the shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

                         SHARES ELIGIBLE FOR FUTURE SALE


         There will be between 5,874,000 and 6,230,000 shares of our common stock outstanding after the offering. The exact number will depend upon the number of shares sold in the offering and the number of shares of common stock issued upon conversion of our outstanding series A preferred stock. After the offering, a total of 5,150,000 shares are restricted securities as that term is defined by Rule 144 of the Securities Act of 1933. These shares may be sold commencing 90 days after the date of this prospectus without registration under the Securities Act of 1933 to the extent permitted by Rule 144 of the Act. Pursuant to Rule 144 as currently in effect, a stockholder, including an affiliate, who has beneficially owned his or her restricted shares for at least one year from the date they were acquired from us or an affiliate of us may sell, within any three-month period, a number of such shares that does not exceed certain volume restrictions, provided that certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed from the date any restricted shares were acquired from us or an affiliate, a stockholder that is not an affiliate of us at the time of sale and that has not been an affiliate for at least three months prior to the sale is entitled to sell those shares without compliance with the requirements of Rule 144 set forth above. An affiliate of us, however, must comply with the volume restrictions and the other requirements referred to above. As defined in Rule 144, an affiliate of an issuer is a person who, directly or indirectly, through one or more intermediaries controls or is controlled by, or is common control with, such issuer. The possible or actual future sales of our common stock pursuant to Rule 144 or by the selling security holders named herein may negatively impact the market price for our common stock.


         If a market for our common stock should develop in the future, the market price of our common stock could drop as a result of sales of a large number of shares of common stock in the market after the offering, or the perception that such sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of common stock.


                              PLAN OF DISTRIBUTION


         Creative Capital Management Corp., as underwriter of the offering, has agreed to offer the shares to the public, as agent for us. The shares are offered by us on a "best efforts 100,000 shares minimum, 300,000 shares maximum" basis, subject to prior sale, when, as and if received and accepted by it, subject to approval of certain legal matters by counsel for us and the underwriter, and subject to certain other conditions. The underwriter and us reserve the right to withdraw, cancel or modify the offering and to reject any order in whole or in part.


         The offering period will terminate on March 15, 2001 unless extended by us and the underwriter for an additional period until the close of business on May 15, 2001. If at least 100,000 shares are sold, we may have an initial closing on the sale of such shares and continue offering the balance of the shares through the end of the offering period unless the offering is earlier terminated by us and the underwriter. We will have one or more additional closings on the sale of any additional shares. Until the closing on the sale of 100,000 shares, the proceeds from the sale of shares will be held in an escrow account with Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, NY 10004. All checks shall be made payable to "Continental Stock Transfer & Trust Company f/b/o Pathfinder Business Resources." If at least

100,000 shares are not sold during the offering period, all funds received will be promptly repaid in full without interest or deduction therefrom. Prior to the initial closing, the escrow agent will confirm that at least 100,000 shares have been sold, and cleared funds have been received in full payment for the purchase of the shares before releasing the funds from escrow.

         During the offering period, as extended, investors will not have the opportunity to request a refund of their funds, unless state law dictates otherwise.

         Upon receipt of checks in this offering, the underwriter and other participating broker/dealers, if any, will transmit checks directly to the escrow agent by noon of the next business day after receipt. The escrow agreement provides that the escrow agent will only be able to invest the escrowed funds in investments permissible under SEC Rule 15c2-4.

         We have agreed to pay the underwriter a commission of 10% of the price of the shares sold ($.25 per share) upon the closing. Such commissions would total $25,000 if the minimum number of shares is sold and $75,000 if the maximum number of shares is sold. The underwriter may authorize selected securities brokers who are members of the National Association of Securities Dealers, Inc. to offer the shares for sale and allow a concession to them. Such dealers may reallow to other members. In any event, such concessions and reallowances will not exceed the commission the underwriter is to receive.


         We have agreed to enter into a one-year consulting agreement with the underwriter. Such agreement provides that the underwriter will render consulting services to us. The aggregate fee due to the underwriter for such consulting services will be an amount equal to two (2%) percent of the gross proceeds of the offering and shall be paid in full upon the closing date of the offering.


         The underwriting agreement provides that we will pay to the underwriter a non-accountable expense allowance of three percent (3%) of the proceeds of this offering (or $7,500 to the underwriter if the minimum is sold and $15,000 if the maximum is sold), which amount will be used to reimburse the underwriter for its expenses, including fees and disbursements of counsel and such other due diligence and customary expenses as are normally incurred by an underwriter. A total of $15,000 has been paid toward this expense allowance. If less than all shares offered hereby are sold, any overpayment of the expense allowance will be credited in full against the aforementioned consulting fee.

         In addition to the underwriter's commissions, non-accountable expense allowance and financial consulting fee, we are required to pay the costs of qualifying this offering under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, estimated to total approximately $146,000. None of the foregoing expenses will be paid by our nine selling security holders.

         We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. To the extent that the underwriting agreement may purport to provide exculpation from possible liabilities arising under the federal securities laws, it is the opinion of the Securities and Exchange Commission that such indemnification is contrary to public policy and therefore unenforceable.

         Subject to the sale of the minimum number of shares offered hereby and closing of this offering, we have agreed to sell to the underwriter, for a nominal consideration of $100, warrants to acquire one share of common stock for each ten shares sold in he offering, or a total of 10,000 shares of common stock if the minimum is sold, and 30,000 shares if the maximum is sold. The underwriter's warrants are exercisable at a price of $3.75 per share and for a period of five years commencing on the date of this prospectus. Each of the underwriter's warrants shall represent the right to purchase one share of our common stock.


         The underwriter's warrants may not be sold, assigned, transferred, pledged, hypothecated or delivered except to officers of the underwriter, selected dealers and their officers and/or partners, for a period of twelve months from the date of this prospectus, and, in no event will such underwriter's warrants (or the underlying shares of common stock issuable upon exercise thereof) be offered or sold except in compliance with the Securities Act of 1933. Accordingly, no public offering of the underwriter's warrants or the underlying shares will be made until a new registration statement or post-effective amendment to this registration statement covering the underwriter's warrants or underlying shares has become effective. The underwriter's warrants provide for certain registration rights for the underwriter's warrants and/or underlying shares thereof. Such registration rights may be exercised at any time during the four-year period commencing one year after the date of this prospectus upon written request of the holders of not less than 50% of the underwriter's warrants or underlying shares. In no event shall we bear the expense of registration of the underwriter's warrants and underlying shares more than once for any registration initiated by the holders of the underwriter's warrants. Under certain conditions, we may also be required to include, at our sole expense, the underwriter's warrants or underlying shares in any post-effective amendment to the registration statement and any other registration statement (except on Form S-8 or any other inappropriate form) filed by us, occurring during the four-year period commencing one year from the date of this prospectus. Any profits realized by the underwriter upon the sale of the underwriter's warrants or the underlying shares may be deemed to be additional compensation.


         The underwriter's warrants contain anti-dilution provisions regarding certain events, including but not limited to, stock dividends, split-ups, combinations, and reclassifications. Holders of the underwriter's warrants will have no voting power and will not be entitled to any dividends. In the event of our dissolution or winding up, the holders of the underwriter's warrants will not be entitled to any dividends. In the event of any dissolution or winding up, the holders of the underwriter's warrants will not be entitled to participate in a distribution of our assets. For the life of the underwriter's warrants, the underwriter is given, at a nominal cost, the opportunity to profit from a rise in the market price of the common stock with a resulting dilution in the interest of existing security holders. The terms upon which we could obtain additional capital during that period may be adversely affected. The underwriter might be expected to exercise the underwriter's warrants at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the underwriter's warrants.

         Officers, directors and employees of Pathfinder will not purchase shares of the offering to close out the minimum. The underwriter does not intend to sell any of these shares to accounts for which it exercises discretionary authority.

Arbitrary public offering price

         Our initial public offering price for our shares of common stock was arbitrarily determined through negotiations between the underwriter and us. Our initial public offering price is not necessarily related to our assets, book value or other established criterion of value and is not indicative of the price at which it may trade in the future.

                            SELLING SECURITY HOLDERS


         This prospectus includes the sale of between 624,000 shares and 780,000 shares of our common stock beneficially owned by the nine selling security holders named in the table below. These shares are issuable upon conversion of outstanding shares of series A preferred stock, which were purchased from us between December 1999 and March 2000 pursuant to Rule 506 of the Securities Act of 1933, as amended. None of the nine selling security holders have any pre-investment affiliation or association with us, our officers, directors and/or affiliated persons. Sales, or even the potential for sales, of all or a portion of the shares of common stock to be offered by selling security holders may have an adverse effect on the market price of the shares offered hereby in the event that a public market develops for our common stock.

         The following table sets forth the beneficial ownership of our common stock held by the selling security holders prior to the offering and after the offering, and the percentage of ownership held by each of them. The percentages owned prior to the offering assume that the shares of series A preferred stock are converted automatically on the closing of the minimum offering into shares of common stock at a ratio of 0.8 share of common stock for each outstanding share of series A preferred stock. Under this scenario, a total of 624,000 shares of common stock would be issued upon conversion of the outstanding 780,000 shares of series A preferred stock.All addresses are c/o Pathfinder Business Resources, Inc., 33 Eleventh Avenue, Huntington Station, NY 11746.



--------------------------------------------------- --------------------------------- ------------------------------
                                                              Common Stock            Percentage of Common
Name and Address of Beneficial Owner                             Owned                Stock Owned %
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
                                                       Prior to           After         Prior to         After
                                                       Offering         Offering        Offering        Offering
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Moshe and Cheryl Lifshitz                                   288,000        -0-                  4.9       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Jeffrey Barnes                                               24,000        -0-                   .4       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Lennart Dahlgren                                             72,000        -0-                  1.2       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Joseph Acosta                                                 8,000        -0-                   .1       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Samuel & Stella Skura                                        32,000        -0-                   .6       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Clarin Howe                                                  56,000        -0-                  1.0       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
John D. Hodel                                                88,000        -0-                  1.5       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Trung Vo                                                     16,000        -0-                   .3       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Pavlik Investments LLC                                       40,000        -0-                   .7       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------

         The following table sets forth the beneficial ownership of our common stock held by the selling security holders prior to the offering and after the offering, and the percentage of ownership held by each of them. For purposes of this table, we have assumed that the shares of series A preferred stock are converted between the date of this prospectus and the date preceding the closing of the minimum offering. In connection with such conversion, each holder of an outstanding share of series A preferred stock would receive 1.0 share of common stock. Under this scenario, a total of 780,000 shares of common stock would be issued upon conversion of the outstanding 780,000 shares of series A preferred stock. All addresses are c/o Pathfinder Business Resources, Inc., 33 Eleventh Avenue, Huntington Station, NY 11746.


--------------------------------------------------- --------------------------------- ------------------------------
                                                              Common Stock            Percentage of Common
Name and Address of Beneficial Owner                             Owned                Stock Owned %
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
                                                       Prior to           After         Prior to         After
                                                       Offering         Offering        Offering        Offering
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Moshe and Cheryl Lifshitz                                   360,000        -0-                  6.1       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Jeffrey Barnes                                               30,000        -0-                   .5       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Lennart Dahlgren                                             90,000        -0-                  1.5       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Joseph Acosta                                                10,000        -0-                   .2       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Samuel & Stella Skura                                        40,000        -0-                   .7       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Clarin Howe                                                  70,000        -0-                  1.2       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
John D. Hodel                                               110,000        -0-                  1.9       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Trung Vo                                                     20,000        -0-                   .3       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------
Pavlik Investments LLC                                       50,000        -0-                   .8       -0-
--------------------------------------------------- ---------------- ---------------- -------------- ---------------


         Each selling security holder named in the table above has entered into an agreement with us that the selling security holder may sell an amount equal to up to 10% of his common stock ownership during the first 150 days after the date of this prospectus and the balance at any time thereafter so long as there is a current prospectus.

         The selling security holders have advised us that their shares may be sold from time to time in one or more transactions, which may involve transactions in the over-the-counter market or in privately negotiated transactions. Sales may be affected at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. In the event that sales take place in the over-the-counter market, the selling security holders have agreed to sell the shares, on an agency basis, through Creative Capital Management Corp. or another broker-dealer approved or selected by us. Such broker-dealer may receive compensation in the form of commissions from selling security holders at its normal commission rate, which would not exceed the maximum amount permitted by the NASD guidelines and in no event more than 5% of the gross proceeds of the sale. Broker-dealers participating in the distribution of the shares may be deemed to be underwriters under the Securities Act of 1933, as amended, and any commissions received by the broker-dealers and any profit on the sale of the shares may be deemed underwriting compensation under the Securities Act. The selling security holders have been advised that Regulation M of the Securities Exchange Act of 1934, as amended, will apply to them, that the rules and regulations contained thereunder have various prohibitions against trading by persons interested in a distribution of securities and against so-called "stabilization" activities. The sale by the selling security holders of shares will constitute a distribution of securities. Among these prohibitions is the prohibition which in effect states that it is unlawful for the selling security holders, either alone or with other, to bid or purchase, for any account in which they have beneficial interest, any of our securities or to attempt to induce any person to purchase our securities until after the selling security holders have completed the sale of shares.

                                  LEGAL MATTERS


         The validity of the sale of common stock in this offering will be passed upon for us by Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Certain legal matters will be passed upon for the underwriter by Joseph L. Pittera, Esq.

                                     EXPERTS

         Our consolidated financial statements appearing in this prospectus, have been audited by Baron & Baron, independent auditors, 250 West 57th Street, Suite 724, New York, NY 10019 and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                       PATHFINDER BUSINESS RESOURCES, INC.


                                TABLE OF CONTENTS

                DECEMBER 1, 1999 (INCEPTION) TO OCTOBER 31, 2000




                                                                        Page
                                                                        ----

Independent Auditors' Report                                              1

Consolidated Balance Sheet                                                2

Consolidated Statement of Operations                                      3

Consolidated Statement of Stockholders' Equity                            4

Consolidated Statement of Cash Flows                                      5

Notes to Consolidated Financial Statements                               6-10

                                  BARON & BARON
                          Certified Public Accountants
                         250 West 57th Street, Suite 724
                               New York, NY 10019
                     Tel (212) 586-8070 - Fax (212) 265-0059



                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Pathfinder Business Resources, Inc.
Huntington Station, New York

We have audited the accompanying consolidated balance sheet of Pathfinder Business Resources, Inc. as of October 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from December 1, 1999 (inception) to October 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pathfinder Business Resources, Inc. as of October 31, 2000 and the results of their operations and their cash flows for the period from December 1, 1999 (inception) to October 31, 2000, in conformity with generally accepted accounting principles.

New York, NY
November 27, 2000

                                                                          Page 2
                       PATHFINDER BUSINESS RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 31, 2000



                                   A S S E T S

Current assets:
   Cash and cash equivalents                                       $378,130
                                                                   --------



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses                           $      750
                                                                 ----------

Commitments and contingencies

Stockholders' equity:
  Common stock, .001 par value 20,000,000 shares
     authorized; 5,150,000 issued and outstanding                $    5,150
  Convertible preferred stock, series A, .001 par value;
     1,000,000 shares authorized; and 780,000 shares
     issued and outstanding                                             780
  Paid-in capital                                                   590,680
  Accumulated deficit                                              (219,230)
                                                                   --------

                                                                    377,380
                                                                   --------
                                                                   $378,130
                                                                   ========





                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                                                                          Page 3
                       PATHFINDER BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         FOR THE PERIOD DECEMBER 1, 1999
                         (INCEPTION) TO OCTOBER 31, 2000


Revenues                                                     $ 179,106
                                                             ---------

Expenses:
    Director's fees and officers' compensation               $ 164,411
    Professional and consulting fees                            97,516
    Insurance 11,532
    Computer costs                                              37,350
    Organization expenses                                       12,650
    Marketing and promotion                                     36,907
    Entertainment                                               22,488
    Rent                                                         3,300
    Other operating expenses                                    11,498
                                                            ----------

                                                               397,652

Loss from operations                                          (218,546)
                                                             ---------

Other income (expenses):
    Interest and dividend income                                15,308
    Loss from sale of marketable securities                    (15,992)
                                                            ----------

                                                                  (684)
                                                            ----------

Net loss                                                     $(219,230)
                                                            ==========

Basic net loss per share                                        $(0.04)
                                                            ==========

Shares used in computing basic net loss per share            5,150,000
                                                            ==========




                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                                                                          Page 4
                       PATHFINDER BUSINESS RESOURCES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE PERIOD DECEMBER 1, 1999
                         (INCEPTION) TO OCTOBER 31, 2000


                                                                   Common       Preferred        Paid-in        Accumulated
                                                     Total          stock           stock        capital          deficit
                                                   ----------------------------------------------------------------------
Inception, December 1, 1999                      $     -          $     -         $    -         $      -        $     -

Issuance of common stock                              5,150           5,150            -                -              -

Capital contribution by founder                       7,500             -              -              7,500            -

Issuance of preferred stock                         580,660             -             780           579,880            -

Capital contribution - rent
  free office space                                   3,300             -              -              3,300            -

Net loss                                           (219,230)            -              -                -          (219,230)
                                                  ---------       ---------       --------       -----------      ----------

October 31, 2000                                   $377,380          $5,150          $780          $590,680        $219,230)
                                                  ==========      ==========      ========       ============     ==========







                   The accompanying notes are an integral part
                    of consolidated the financial statements.

                                                                          Page 5
                       PATHFINDER BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         FOR THE PERIOD DECEMBER 1, 1999
                         (INCEPTION) TO OCTOBER 31, 2000




Cash flows from operating activities:
    Net loss                                                      $(219,230)
    Adjustments to reconcile net loss to
        net cash used by operating activities:
           Changes in assets and liabilities:
              Accounts payable                                          750
                                                                  ---------

                      Net cash used by operating activities        (218,480)
                                                                  ---------

Cash flows from financing activities:
    Issuance of common stock                                         15,950
    Issuance of preferred stock, net                                580,660
                                                                  ---------

                     Net cash provided by financing activities      596,610
                                                                  ---------

Net increase in cash and cash equivalents                           378,130

Cash and cash equivalents, beginning of period                         -
                                                                  ---------

Cash and cash equivalents, end of period                          $ 378,130
                                                                  =========





                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                                                                          Page 6
                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


1.    Organization:

      Pathfinder Business Resources, Inc., formerly named 800 Pet.Com, Inc. (the "Company") was incorporated in the State of New York on December 1, 1999. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary; Pathfinder International Group, Inc.

      On July 28, 2000 the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc. (PIG); a developer of business resources to the Company. Pathfinder International Group, Inc. was incorporated in the state of New York on April 29, 1993. PIG was inactive until it began operations in December, 1999. On July 28, 2000, PIG had no assets or liabilities and the acquisition of the entity cost was $-0-.

      The financial statements have been prepared to reflect the operations of Pathfinder Business Resources, Inc. and Pathfinder International Group, Inc. from inception. The Companies began operations during December 1999 and have a fiscal year-end of October 31, 2000.

      The Company's main objective is to provide business development and management consulting services to small and medium sized companies.

2.    Development stage enterprise:

      The Company is in the process of developing a new business which will provide business development and management consulting services to small and medium sized corporations.

      At October 31, 2000, the Company has spent $397,652 to develop this enterprise.

3.    Summary of significant accounting policies:

      a.   Cash and cash equivalents:

           Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

      b.   Property and equipment:

           Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

           Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

                                                                          Page 7
                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000



3.    Summary of significant accounting policies: (Continued)

      c.   Revenue recognition:

           Revenues from business and consulting services are recognized as services are performed over the term of the specific contracts.

      d.   Income taxes:

           The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

      e.   Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      f.   Concentrations of credit risk:

           The Company routinely extends credit for the services provided. This credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. Management believes that the credit risk is mitigated by the strict credit evaluation of those customers to which it extends credit. Reserves for potential credit losses are evaluated and maintained and such losses have been immaterial to the Company's financial position and within management's expectations.

      g.   Advertising:

           The Company expenses advertising costs when incurred.

      h.   Start-up costs:

           The Company expensed all start-up costs associated with the development of its business and management consulting services business.

      i.   Earnings per share:

           The computation of earnings per share is based on the average number of outstanding common shares.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000



4.    Stockholders' equity:

      Convertible preferred stock - series A:

      At October 31, 2000, the Company has 1,000,000 shares authorized to be issued as preferred stock. At that date, 780,000 shares are issued and outstanding.

      The preferred stock has the following characteristics:

      Dividends -               Cumulative annual dividends at a rate of $.06
                                per share. The first dividend shall be pro-rated for the period from issuance until December 31, 2000.

      Conversion features -     Each preferred share is convertible
                                into common stock prior to a public offering at a one for one conversion or automatically converted into common stock at a 0.8 for 1 upon completion of a public offering.

      Liquidation rights -      $1.00 per share, plus accrued and unpaid
                                dividends.

      Redemption                rights - $1.25 per share, beginning January 1,
                                2001, subject to preferred stockholders
                                conversion features.

5.    Stock options:

      The Company has established a stock option plan covering 400,000 shares of common stock. The options can be granted by the Board of Directors to Directors, consultants and employees, which shall include officers'. The Plan provides that all options granted will be exercisable during a period not to exceed ten years.

      At October 31, 2000, no stock options have been granted.

                                                                          Page 9
                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


6.    Net loss per share:

      The Company follows the provisions of Statement of Financial Accounting Standards No. 128, earnings per share (SFAS 128).

      The following table presents the calculation.

                Net loss                                        $  (219,230)
                                                                ==========

                Basic:

                   Weighted average shares of
                      common stock outstanding                    5,150,000
                                                                  =========

                   Basic net loss per share                           $(.04)
                                                                      =====

                Pro forma:

                    Shares used above                             5,150,000

                    Pro forma adjustment to reflect
                     weighted effect of assumed
                     conversion of preferred stock                  780,000
                                                                  ---------

                       Shares used in computing pro forma

                      basic net loss per share                    5,930,000
                                                                  =========

                    Pro forma basic net loss per share                $(.04)
                                                                      =====


7.    Business combinations:

      Effective July 28, 2000, the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc., a developer of business resources to the Company. At July 28, 2000, this company had no assets or liabilities and the acquisition of this entity cost the Company $-0-.

                                                                         Page 10
                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000



8.    Related party transactions:

      a.   Business combinations:

           On July 28, 2000, the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc. to the Company. On July 28, 2000, this Company had no assets or liabilities.

      b.   Rent:

           The Company utilizes office space pursuant to a rent-free month-to-month arrangement with the Company's president. The financial statements reflect the officer's capital contribution of the fair value of rental services as $3,300.

      c.   Directors and consulting fees:

           The Company utilizes the professional services of two stockholders. Directors' fees and officers' compensation of $164,411 and consulting fees of $26,400 were paid to these related parties.

9.    Income taxes:

      The Company accounts for income taxes according to the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

      Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the reported amounts of those assets and liabilities for financial reporting purposes. Deferred income taxes also reflect the value of net operating losses and an offsetting valuation allowance. The Company's total deferred tax assets and corresponding valuation allowance at October 31, 2000 consist of the following:

               Tax effects of carryforwards benefits:
                  U.S. Federal net operating loss
                  carryforward, expiring 2015              $75,000
               Less valuation allowance                    (75,000)
                                                           -------
                                                           $    -
                                                           =======

      SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, the Company's carryforwards expire at specific future dates and utilization is limited to specific amounts each year. Due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits and is recognizing the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings.

================================================================================


We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of _________, 2001.



      Until , 2001 (90 days after the date of this prospectus), all dealers that buy , sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================

                                 300,000 SHARES




                               PATHFINDER BUSINESS

                                 RESOURCES, INC.







                                   PROSPECTUS


                        CREATIVE CAPITAL MANAGEMENT CORP.

                               ____________, 2001




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Business Corporation Law of the State of New York provides for indemnification of officers and directors under certain circumstances against reasonable expenses, including attorney fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. The Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

         The Certificate of Incorporation also contains a provision eliminating the liability of a director to the Registrants or its stockholders for monetary damages for any breach of duty in such capacity, provided that this provision shall not eliminate or limit liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were made in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this offering, other than underwriting commissions, non-accountable expense allowance and financial consulting fee are being paid by the Registrant and are as follows:


    SEC filing fees   $ 703.13
    NASD fees         ............................................781.26
    Escrow and transfer agent fees..............................7,500.00
    Accounting fees and
      expenses        .........................................15,000.00*
    Legal fees        .........................................60,000.00
    Blue Sky fees and expenses.................................30,000.00*
    Edgar charges, printing and engraving......................25,000.00*
    Miscellaneous expenses......................................7,015.61
                                                               ---------
                           TOTAL.............................$146,000.00
                                                             ===========
----------
* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following shares of unregistered securities have been issued by the Registrant since its incorporation on December 1, 1999 under the laws of the State of New York.

         (i) In December 1999, the Registrant sold 5,000,000 shares of its common stock and 150,000 shares of its common stock to Nicholas J. Seccafico, Jr. and Alan Ghidaleson, respectively, at a purchase price of .001 per share. Mr. Seccafico also contributed $7,500 to paid-in capital for which he did not receive any additional shares. Exemption is claimed under Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the transactions did not involve a public offering within the meaning of Section 4(2) of the Act. All purchasers were directors of the Registrant and were afforded access to information and had knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof. All stock certificates were legended with an appropriate restrictive legend.

         (ii) Between December 27, 1999 and March 6, 2000, the Registrant sold 780,000 shares of its series A preferred stock to the persons named below:


Date of                                                        Number                   Dollar Amount
Investment         Name                                        of Shares                     Invested
----------         ----                                        ---------                -------------
12/27/99           Cheryl & Moshe Lifshitz                       66,000                  $    66,000
12/27/99           Cheryl & Moshe Lifshitz                      174,000                      174,000
12/27/99           Cheryl & Moshe Lifshitz                       60,000                       60,000
01/21/00           Lennart Dahlgren                              25,000                       25,000
01/21/00           Jeff M. Barnes                                30,000                       30,000
01/21/00           John D. Hodel                                 10,000                       10,000
02/11/00           Lennart Dahlgren                              25,000                       25,000
02/11/00           Samuel & Stella Skura                         40,000                       40,000
02/11/00           Cheryl & Moshe Lifshitz                       60,000                       60,000
02/11/00           Joseph Acosta                                 10,000                       10,000
02/11/00           Clarin F. Howe                                10,000                       10,000
02/24/00           Trung Vo                                      20,000                       20,000
02/28/00           Lennart Dahlgren                              40,000                       40,000
02/29/00           Clarin F. Howe                                60,000                       60,000
03/06/00           John D. Hodel                                 66,000                       66,000
03/06/00           Pavlik Investments LLC                        50,000                       50,000
03/06/00           John D. Hodel                                 34,000                       34,000

Exemption is claimed for the aforesaid sales under Rule 506 promulgated under
Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the transactions did not involve a public offering within the meaning of Section 4(2) of the Act. A Form D was filed with the Securities and Exchange Commission in December 1999 and amended twice in February 2000. All investors were accredited investors within the meaning of Rule 501 of the Act. All stock certificates were legended with an appropriate restrictive legend.

ITEM 27.  EXHIBITS.

         All Exhibits have been previously filed herewith unless otherwise noted.


           Exhibit 1.0          Revised Underwriting Agreement*
                   1.1          Financial Consulting Agreement
                   1.2          Revised Escrow Agreement*
                   3.0          Certificate of Incorporation
                   3.1          First Certificate of Amendment
                   3.2          Second Certificate of Amendment
                   3.3          By-Laws
                   4.0          Revised Underwriter's Warrant*
                   5.0          Opinion of Lester Morse P.C.*
                  23.0          Consent of Baron & Baron*
                  23.1          Consent of Lester Morse P.C. (included in
                                Exhibit 5.0)*
                  27.0          Selected Financial Data*
                  99.0          Stock Option Plan
                  99.1          Form of Selling Security Holder Representation
                                Letter

         -------------
         *        Filed herewith.


ITEM 28.  UNDERTAKINGS.

     (a)  Rule 415 Offering


     Pathfinder Business Resources undertakes to:


          1. File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          2. For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)  Equity Offerings of Nonreporting Small Business Issuers

     The Registrant will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c)  Indemnification
          ---------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 24 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Huntington Station, State of New York, on this 11th day ___ of January 2001.


                                           PATHFINDER BUSINESS RESOURCES, INC.


                                           By:  /s/ Nicholas J. Seccafico, Jr.
                                                --------------------------------
                                                President and Chief
                                                Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


         Signature                          Title                                        Date
         ---------                          -----                                        ----
/s/ Nicholas J. Seccafico, Jr.              President, Chief Executive          January 11, 2001
------------------------------              Officer, Treasurer, Director
Nicholas J. Seccafico, Jr.


/s/ Otto Weber                              Director                            January 11, 2001
-------------------------------

Otto Weber


                                  EXHIBIT INDEX

         All exhibits were previously filed unless otherwise noted.

           Exhibit 1.0          Revised Underwriting Agreement*
                   1.1          Financial Consulting Agreement
                   1.2          Revised Escrow Agreement*
                   3.0          Certificate of Incorporation
                   3.1          First Certificate of Amendment
                   3.2          Second Certificate of Amendment
                   3.3          By-Laws
                   4.0           Revised form of Underwriter's Warrant*
                   5.0          Opinion of Lester Morse P.C.*
                  23.0          Consent of Baron & Baron*
                  23.1          Consent of Lester Morse P.C. (included in
                                Exhibit 5.0)*
                  27.0          Selected Financial Data*
                  99.0          Stock Option Plan
                  99.1          Form of Selling Security Holder Representation
                                Letter
         -------------
         *        Filed herewith.